SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          July 21, 2004

                              INNOVA HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)


           Delaware                       000-33231              95-4868120
   ---------------------------      ----------------------      ------------
  (State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation or organization)                            Identification No.)


         17105 San Carlos Blvd., Suite A6151, Fort Myers Beach, FL 33931
               (Address of principal executive offices)(Zip Code)



                                 (239) 466-0488
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                         Hy-Tech Technology Group, Inc.
            1840 Boy Scout Drive, Fort Myers, Florida 33907
          ------------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report.)


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Item 2. Acquisition or Disposition of Assets.

Agreement with Robotic Workspace Technologies, Inc.

      On July 21, 2004,  Innova Holdings,  Inc. (the "Company")  entered into an
Agreement  and  Plan  of  Merger  (the   "Agreement")   with  Robotic  Workspace
Technologies, Inc. ("RWT").

      RWT was founded in 1994 to enhance the field of robotics with commercially available, standard products to improve robot performance, applicability, and productivity. RWT has been at the forefront of developing and offering technology-based solutions built upon an open architecture that harnesses the power and user-friendliness of the PC platform and the Windows operating system. RWT technology has been applied to robots and a wide range of automated equipment performing many tasks in industries ranging from agriculture to automotive, to medical and R&D. Headquartered in Fort Myers, Florida, RWT is recognized internationally for its pioneering contributions to the robotics industry. Its founder and Chief Executive Officer, Mr. Walter K. Weisel, is a recipient of the prestigious Joseph F. Engelberger Award, recognizing his contributions to the advancement of robotics and automation.

      The Agreement provides that RWT Acquisition, Inc., a wholly owned subsidiary of the Company, will merge into RWT, with RWT continuing as the surviving corporation. RWT will become a wholly owned subsidiary of the Company. The shareholders of RWT will be issued an aggregate of 280,000,000 shares of the Company's common stock as consideration for the merger. RWT's outstanding options will be converted into options to acquire Company common stock at the same exchange ratio at which the RWT shareholders will receive Company common stock.

      In the event that the Company's outstanding common stock at closing exceeds 140,000,000 shares (any such excess being, the "Excess Shares"), the Company will issue as additional consideration to the RWT shareholders an amount of shares equal to the Excess Shares. At closing, the company has agreed to have no more than $230,000 of outstanding debt. If after closing the Company is required to settle debt in excess of this amount by issuing shares of common stock ("Debt Settlement Shares"), then the Company will issue as additional consideration to the RWT shareholders an amount of shares equal to the Debt Settlement Shares.

      The Company's obligation to close the transaction is conditioned upon RWT's outstanding debt at closing consisting of not more than (i) an SBA loan of $1,000,000, (ii) bank debt of $250,000 and (iii) accounts payable of $250,000. The Company's obligation to close the transaction is also conditioned on the approval of the transaction by the holders of at least two-thirds of the outstanding shares of common stock of RWT.

      Walter K. Weisel will become Chairman of the Board of Directors and a Senior Executive Officer of the Company. Mr. Weisel will continue to serve as Chairman and Chief Executive Officer of RWT.


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

      The transaction is expected to close in August 2004.

      The determination of the number of shares of Company common stock to be exchanged for the RWT common stock was determined in arms length negotiations between the Boards of Directors of the Company and RWT. The negotiations took into account the value of RWT's financial position, results of operations, products, prospects and other factors relating to RWT's business. At the time of the execution of the Agreement, there were no material relationships between RWT and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such officer or director.

Agreement with Encompass Group Affiliates, Inc.

      On June 23, 2004, the Company entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc. (Encompass"), pursuant to which the Company granted to Encompass exclusive, worldwide, royalty free, fully paid up, perpetual and irrevocable licenses to use the Company's customer list for its computer and systems related products and its related websites. The Company also assigned to Encompass the Company's rights to enter into acquisitions with Cyber-Test, Inc., BCD 2000, Inc. and Pacific Magtron International, Inc. The Company agreed for a five year period commencing on the closing not to compete with Encompass (i) in the business of the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature (A) engaged in by Encompass or its subsidiaries or (B) engaged in by the Company at the time of closing, or (C) engaged in by any of BCD 2000, Inc., Cyber Test, Inc. or Pacific Magtron International Corp. at the time the stock or assets of which are acquired by Encompass. For (i) a period of three (3) months following the closing, the Company is permitted to sell, in the ordinary course of its business, any inventory not sold on or prior to the closing and (ii) so long as RWT is engaged solely in the business of developing or acquiring proprietary computer technology within the robotics field, the Company will be permitted to engage in this business.

      Encompass hired Martin Nielson, who had been the Company's Chief Executive Officer, as an Executive Officer. Mr. Nielson will continue to serve on the Company's board of directors and resigned as the Company's Chief Executive Officer.

      In consideration for the transaction, Encompass assumed all of the Company's obligations under certain Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $503,300. The holders of the Convertible Debentures released the Company from all claims arising under the Convertible Debentures.

      The determination of the consideration in the Encompass transaction was determined in arms length negotiations between the Boards of Directors of the Company and Encompass. The negotiations took into account the value of the assets sold to Encompass and the consideration received. At the time of the transaction, there were no material relationships between Encompass and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such officer or director.


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

Item 5. Other Events.

      Effective July 29, 2004, the Company changed its name to Innova Holdings, Inc. from Hy-Tech Technology Group, Inc. The Company's trading symbol changed to "IVHG". Simultaneously with the name change, the Company increased its authorized capitalization from 101,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

      On June 23, 2004, immediately after the closing of the transaction with Encompass, the Company entered into a private placement of 125,000 shares of its Series A Preferred Stock for an aggregate issue price of $125,000 with the holders of the Convertible Debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends and (vi) has no voting rights except when mandated by Delaware law.

      In the event that the Company has not (a) completed the merger with RWT and (2) RWT has not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock may elect to convert their shares into (a) a demand note payable by the Company, in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and
(b) warrants to purchase 2,500,000 shares of the Company's common stock at an exercise price of $.005 per share, with a term of two (2) years' from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased.

      This issuance of the Series A Preferred Stock was exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to section 4(2) of the Act.


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Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
         To be filed by amendment within sixty days after the closing.

(b) Pro Forma Financial Information
         To be filed by amendment within sixty days after the closing.

(c) Exhibits

2.1 Agreement and Plan of Merger among the Company, RWT Acquisition, Inc and Robotic Workspace Technologies, Inc. dated July 21, 2004.

2.2 Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004.

2.3 License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for customer list

2.4 License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for website

2.5 Assumption Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004

2.6   Noncompetition  and  Nondisclosure   Agreement  between  the  Company  and
      Encompass Group Affiliates, Inc. dated June 23, 2004

4.1   Certificate of Designation of Series A Preferred Stock


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INNOVA HOLDINGS, INC.


Dated:  August  4, 2004                     By: /s/ Gary F. McNear
                                                -------------------------------
                                                Gary F. McNear,
                                                Chief Financial Officer


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